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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168273, 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865 on Form S-8 and in Registration Statement No. 333-172359 on Form S-3 of our reports dated April 30, 2013, with respect to the consolidated financial statements of Cherokee Inc., and the effectiveness of internal control over financial reporting of Cherokee Inc., included in this Annual Report (Form 10-K) for the year ended February 2, 2013.

/s/ ERNST & YOUNG LLP

Los Angeles, California
April 30, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM